AMENDMENT
TO
FOREIGN CUSTODY MANAGER AGREEMENT

This Amendment (“Amendment”) is made as of the ___ day of ________, 2015, by and between each investment company set out on Annex I attached hereto on behalf of its Series specified on Annex I (each such investment company and series a “Fund”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and Destra Investment Trust entered into a Foreign Custody Manager Agreement dated as of November 17, 2010, as amended to date, (the “Agreement”).

B.	A Joinder Agreement was entered into March 25, 2011 for the purpose of adding certain Funds to the Agreement.

C.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Annex I to the Agreement is hereby deleted in its entirety and replaced with Annex I attached hereto.

2.	Miscellaneous.

(a)
Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)
The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

DESTRA INVESTMENT TRUST
On its own behalf and on behalf of its Series identified on Annex I attached to the Agreement

By:________________________________
Name: _____________________________
Title: ______________________________

DESTRA INVESTMENT TRUST II
On its own behalf and on behalf of its Series identified on Annex I attached to the Agreement

By:________________________________
Name: _____________________________
Title: ______________________________

THE BANK OF NEW YORK MELLON

By:________________________________
Name: _____________________________
Title: ______________________________

Annex I
(Amended and Restated as of __________, 2015)

Trust                                                     Series

Destra Investment Trust
Destra Dividend Total Return Fund
Destra Wolverine Alternative Opportunities Fund

Destra Investment Trust II
Destra Focused Equity Fund
Destra Preferred and Income Securities Fund